     As filed with the Securities and Exchange Commission on July 25, 2001

                                                  Registration No. 333-_________

--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CT COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         North Carolina                                  56-1837282
---------------------------------           ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


                             68 Cabarrus Avenue East
                          Concord, North Carolina 28025
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             CT Communications, Inc.
                            2001 Stock Incentive Plan

                             CT Communications, Inc.
                        2001 Employee Stock Purchase Plan
                        ---------------------------------
                            (Full title of the plans)


                               Michael R. Coltrane
                      President and Chief Executive Officer
                             CT Communications, Inc.
                             68 Cabarrus Avenue East
                          Concord, North Carolina 28025
               --------------------------------------------------
                     (Name and address of agent for service)

                                 (704) 722-2500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             James G. McMillan, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                         Proposed               Proposed
    Title of securities        Amount to be          maximum offering      maximum aggregate          Amount of
     to be registered         registered (1)       price per share (2)     offering price (2)    registration fee (2)
-----------------------------------------------------------------------------------------------------------------------

COMMON STOCK, NO PAR VALUE       1,700,000                 $15.40             $26,180,000            $6,545

=======================================================================================================================

(1) 1,200,000 shares of CT Communications, Inc. Common Stock, no par value per share, are being registered pursuant to the CT Communications, Inc. 2001 Stock Incentive Plan and 500,000 shares of CT Communications, Inc. Common Stock, no par value per share, are being registered pursuant to the CT Communications, Inc. 2001 Employee Stock Purchase Plan.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of CT Communications, Inc. Common Stock on July 23, 2001, as reported on
         The Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I will be separately sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         CT Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001, as amended on Form 10-K/A, filed with the Commission on July 19, 2001;

         (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2000, including the Registrant's Current Reports on Form 8-K filed with the Commission on March 28, 2001, May 15, 2001 and June 7, 2001 and the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed with the Commission on May 15, 2001; and

         (c) The description of the Registrant's common stock ("Common Stock") contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 28, 1999, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not,



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

pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liability of Section 18 of the Exchange Act.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA") prescribe the extent to which directors and officers of a corporation shall or may be indemnified. The NCBCA permits a corporation, with certain exceptions, to indemnify present or former directors or officers against liability if: (a) he conducted himself in good faith; (b) he reasonably believed (i) that his conduct in his official capacity with the corporation was in its best interests and (ii) in all other cases, his conduct was at least not opposed to the corporation's best interest; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer under Section 55-8-51 of the NCBCA in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in connection with a proceeding in which the director or officer was adjudged to have received an improper personal benefit. The NCBCA requires a corporation to indemnify a director or officer against reasonable expenses incurred by the director or officer in the defense of any proceeding to which he was a party because he is or was a director or officer, when he is wholly successful on the merits or otherwise, unless the articles of incorporation of the corporation provide otherwise. Unless a corporation's articles of incorporation provide otherwise, a director or officer may apply to a court for indemnification. The court may order indemnification of the director or officer if it determines he is entitled to mandatory indemnification or if he is fairly and reasonably entitled to indemnification in view of all relevant circumstances. Additionally, the NCBCA permits a corporation to provide in its articles of incorporation, bylaws, by contract or resolution for indemnification of a director or officer against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status or activities as a director or officer, provided however that a corporation may not indemnify a person against liability he may incur on account of activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may purchase and maintain insurance on behalf of a present or former director or officer against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify him against the same liability under the NCBCA.

         The Articles of Incorporation, as amended, of the Registrant, provide that, to the fullest extent permitted by the NCBCA, a director of the Registrant shall not be personally liable to the Registrant, its shareholders or otherwise, for monetary damages for breach of his duty as a director. This provision precludes any claim by the shareholders of the Registrant for monetary damages based on a breach of duty of directors, with the following exceptions under the
NCBCA: (a) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation;
(b) certain unlawful distributions; (c) any transaction from which such director derived an improper personal benefit; or (d) acts or omissions occurring prior to the effectiveness of the applicable provision of the NCBCA.



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


         The Registrant has adopted a bylaw, which provides that, in addition to the indemnification of directors and officers otherwise provided by law, the Registrant must indemnify its directors and certain officers against all liability and litigation expense, including reasonable attorneys' fees and costs of enforcing such indemnification rights, arising out of their status or activities as directors or officers, except against liability or litigation expense incurred on account of activities that, at the time, were known or believed by such director or officer to be clearly in conflict with the best interests of the Registrant. The Registrant may pay the expenses incurred by a director or certain officers in advance of final disposition of a claim, action, suit or proceeding under certain specified circumstances. The Registrant may also maintain insurance on behalf of its directors and officers against liability asserted against such persons in such capacity, whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise. The Registrant has obtained directors and officers liability insurance against certain liabilities including liabilities under the securities laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.


Exhibit
Number                                 Description
-------                                -----------

4.1 Articles of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

4.2 Bylaws, as amended, of the Registrant (filed as Exhibit 3.2 to the Annual Report on Form 10-K, filed with the Commission on March 29, 1999, and incorporated herein by reference).

4.3 Specimen of Common Stock certificate (filed as Exhibit 4.1 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

4.4 Amended and Restated Rights Agreement, dated as of January 28, 1999 and effective as of August 27, 1998, between the Registrant and First Union National Bank, including the Rights Certificate attached as an exhibit thereto (filed as Exhibit 4.2 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1     Consent of KPMG LLP.

23.2     Consent of Bauknight Pietras & Stormer, P.A.

23.3     Consent of Arthur Andersen LLP

23.4     Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included in
         Exhibit 5.1).

24.1     Power of Attorney (included on signature page).

99.1     CT Communications, Inc. 2001 Stock Incentive Plan (filed as Exhibit
         10.1 to the Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2001, and incorporated herein by reference).

99.2     CT Communications, Inc. 2001 Employee Stock Purchase Plan (filed as
         Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2001, and incorporated herein by reference).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the



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

Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on July 25, 2001.

                                       CT Communications, Inc.


                                       By: /s/ Michael R. Coltrane
                                           _____________________________________
                                           Michael R. Coltrane
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael R. Coltrane and Barry R. Rubens, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on July 25, 2001.

             SIGNATURE                           TITLE
             ---------                           -----

/s/ L.D. Coltrane
_______________________________         Chairman of the Board and Director
L.D. Coltrane


/s/ Michael R. Coltrane
_______________________________         President, Chief Executive Officer
Michael R. Coltrane                     and Director (Principal Executive
                                        Officer)

/s/ Barry R. Rubens
_______________________________         Senior Vice President, Treasurer
Barry R. Rubens                         and Chief Financial Officer (Principal
                                        Financial Officer)

/s/ Amy M. Justis
_______________________________         Vice President of Finance and Chief
Amy M. Justis                           Accounting Officer (Principal Accounting
                                        Officer)

/s/ John R. Boger, Jr.
__________________________________          Director
John R. Boger, Jr.


/s/ O. Charlie Chewning, Jr.
__________________________________          Director
O. Charlie Chewning, Jr.


/s/ W.A. Coley
__________________________________          Director
William A. Coley


/s/ S.E. Leftwich
__________________________________          Director
Samuel E. Leftwich


/s/ Jerry H. McClellan
__________________________________          Director
Jerry H. McClellan


/s/ Tom E. Smith
__________________________________          Director
Tom E. Smith


/s/ Phil W. Widenhouse
__________________________________          Director
Phil W. Widenhouse

                                  EXHIBIT INDEX

Exhibit
Number                                Description
-------                               -----------

4.1 Articles of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

4.2 Bylaws, as amended, of the Registrant (filed as Exhibit 3.2 to the Annual Report on Form 10-K, filed with the Commission on March 29, 1999, and incorporated herein by reference).

4.3 Specimen of Common Stock certificate (filed as Exhibit 4.1 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

4.4 Amended and Restated Rights Agreement, dated as of January 28, 1999 and effective as of August 27, 1998, between the Registrant and First Union National Bank, including the Rights Certificate attached as an exhibit thereto (filed as Exhibit 4.2 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1     Consent of KPMG LLP.

23.2     Consent of Bauknight Pietras & Stormer, P.A.

23.3     Consent of Arthur Andersen LLP

23.4     Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included in
         Exhibit 5.1).

24.1     Power of Attorney (included on signature page).

99.1     CT Communications, Inc. 2001 Stock Incentive Plan (filed as Exhibit
         10.1 to the Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2001, and incorporated herein by reference).

99.2     CT Communications, Inc. 2001 Employee Stock Purchase Plan (filed as
         Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2001, and incorporated herein by reference).